UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 1 Q2 2026 BUILDING THE PHYSICAL AI FUTURE OF AEROSPACE & DEFENSE

ARCHER

HIGHLIGHTS


ARCHER
LOWE'S

Signed deal to acquire Boeing's Wisk Aero, Insitu and SkyGrid in a highly strategic transaction with Boeing to invest in Archer and collaborate*

Unveiled Halo/Thunder, a jointly-developed autonomous, hybrid, VTOL platform designed to serve both defense and commercial applications with Anduril

Announced ZEE, Archer's AI foundation model purpose-built for aviation and its frontier breakthrough for aviation safety

Launched ACES: America's Consortium for Electric Skyways to bring interoperable charging to 250+ sites across US by 2030 with BETA Technologies & Macquarie Capital

Completed piloted city-to-city Midnight flights as we prepare to begin operations later this year under the White House's eIPP

Strong liquidity with Q2 ending with ~$1.6B of cash and cash equivalents**

*Transaction is subject to agreed-upon closing conditions, including regulatory approvals.
**Includes short-term investments.

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Q2 2026 SHAREHOLDER LETTER | 2

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 3 Dear Shareholders, Today, we announced that we entered into agreements to acquire Wisk Aero, Insitu, and SkyGrid, three highly innovative Boeing-owned companies, in exchange for Boeing taking a strategic equity stake in Archer1. We anticipate closing the transaction by year end. This transaction will help accelerate our evolution into becoming a diversified aerospace and defense platform. After closing, our product portfolio will span piloted air taxis, unmanned aircraft systems (UAS) in Groups 2 through 5, purpose-built AI for aviation, and the vertical technology stack for autonomous flight. Let me walk you through the transaction rationale in more detail. Archer got its start by standing up a world-class team to find the most efficient path to commercializing the air taxi industry. That will always be core to our mission, and Midnight is well on its way to achieving that. We went from an unknown in 2018, to today leading the air taxi industry in certification progress with the FAA. As I've talked about over the last 18 months, defense is becoming an increasingly large near-term market for autonomous VTOL. Last month, with our partner Anduril, we revealed our Group 5 Halo/Thunder platform, a clean-sheet, autonomous, hybrid-electric VTOL aircraft for both commercial and defense. Thunder, Anduril’s missionized defense version of Halo, aims to serve as a loyal wingman for reconnaissance attack helicopters, like the Apache, targeting multi-decade programs of record across allied forces. It's become increasingly clear that the combined market for this Group 5 platform is massive. And in addition to the revenue, deploying nascent tech early in defense can deliver value across Archer’s entire business, with benefits like autonomy and lower costs flowing back into our air taxi products. Over the past year, we have been assembling a focused team for Halo/Thunder to build the autonomy, flight controls, sensor integration, and flight test capabilities. Wisk will help us round out this team. We are acquiring Wisk to accelerate the Halo/Thunder platform, which I believe will be a generational vertical lift program. Wisk has developed some of the most advanced autonomy, flight controls, and sensor technologies in the industry. We plan to deploy that technology on Halo first, so that we can harden it and then bring it back to the air taxi platform when the FAA is ready to certify autonomy for passenger air taxis. I am confident that our planned acquisition of Wisk can accelerate Halo/Thunder R&D at a fraction of the time it would have taken us to achieve the same results organically. 1 Transaction is subject to agreed-upon closing conditions, including regulatory approvals.

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 4 2 Based on Insitu’s current financials and financial estimates. As part of this transaction, we are also set to acquire Insitu, one of the most trusted and reputable intelligence, surveillance, and reconnaissance (ISR) drone manufacturers, operating profitably with over $200M in annual revenue across 35 countries2. Insitu, which has manufactured over 4,000 Group 2 and Group 3 UAS to date, will give Archer an immediate, sizeable revenue base to grow in the near term. Its fleet has flown nearly 2 million autonomous flight hours, building one of the largest datasets of its kind, key to our autonomy development. This transaction with Boeing would not have been possible without the relationship we have cultivated with Boeing over the last couple of years. Boeing is synonymous with American aviation, and our deal structure demonstrates how leaned in they are on our future together: taking all stock with a lockup, planned collaboration with us across many fronts, and commitment to future equity investment in Archer. A core value proposition for us both is the opportunity to jointly drive innovation in aerospace, defense, and autonomy and deliver long-term value for shareholders. I want to thank Kelly Ortberg and the Boeing leadership for their trust and belief in Archer as the right long-term partner. Last quarter, I called Archer a “dual-threat” company because we are commercializing both an air taxi and our dual-use autonomous VTOL aircraft platform. Over the last couple months, we've shared more on our strategy for purpose-built AI for aerospace and defense. We introduced ZEE, the world's leading aviation-specific foundation model, a unified intelligence platform built on ADS-B, ATC communication, maps and charts, aircraft movements, terrain, and weather data, designed to run on-device across environments from air taxis and UAS to commercial airlines and air traffic management. And just last week, we announced that the model delivered a frontier breakthrough in aviation safety: highly accurate real-time airport surface trajectory prediction. To safely adapt this technology into the aviation ecosystem, our teams are working with government agencies and customers to rigorously validate ZEE in the real world. In fact, we've already begun testing ZEE at Hawthorne Airport, our future LA air taxi hub. SkyGrid is highly complementary to ZEE as it has been developing next-generation airspace management solutions since 2018. That tech is in use today, and I believe SkyGrid plus ZEE can become a ”must have” air traffic management product that helps modernize airspaces around the world. I see a clear path to significant AI revenue, and the team is heads-down building toward that.

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 5 I am confident that the other side of this transaction with Boeing is a stronger Archer with a groundbreaking end-to-end physical AI platform for aerospace and defense. I’ve tasked my team with integrating these companies to do so in a thoughtful and synergistic way that will not structurally increase our overall cash burn. Through it all, our commercial Midnight program continues to accelerate and remain a top priority at Archer. Recently, we flew our first intercity flights in California, and over the next few months, we plan to begin flying in the Los Angeles area based out of Hawthorne Airport, and subsequently commence operations under the White House’s eIPP later this year in Texas. Beyond flight test, our team has also been hard at work on the infrastructure front. This quarter we jointly launched an industry-first consortium with BETA and Macquarie to scale charging infrastructure across the U.S and unify a single approach for OEMs and vertiport developers. I’m proud to do that arm in arm with Kyle and the team at BETA. I started Archer to change the way the world moves. Nearly a decade in, I've never been more confident, or more all in. Adam Goldstein Founder & Chief Executive Officer

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 6 BUILDING THE PHYSICAL AI FUTURE OF AEROSPACE & DEFENSE

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 7 6 generations of aircraft over nearly 20 years End-to-end flight autonomy stack – designed to achieve the highest commercial aviation safety standards 1,700+ hours of autonomous test flights – across six aircraft generations since its 2010 founding by Larry Page Critical enabling tech – multi-sensor detect and avoid suite, precision landing technology, and in-house simulation solution with advanced software verification and validation capabilities Synergies from 12-tilt-6 aircraft design – with focus on vertical innovation in avionics, flight controls, and structures Leading IP Portfolio – 700+ patent assets in key areas AUTONOMY TECHNOLOGY & TOP TALENT TO ACCELERATE OUR AIRCRAFT PROGRAMS

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 8 Pioneer in the design, development, production, and operation of high-performance, cost-effective, tactical Group 2 / 3 uncrewed aircraft systems (UAS) $200M+ annualized revenue and profitable with customers across 35 countries Nearly 2M uncrewed flight hours across 175,000+ flights in active combat zones, shipboard maritime missions, and harsh environment operations ~4,100 aircraft produced; 500+ active patents Product portfolio spans two leading UAS platforms: ScanEagle: Long-endurance Group 2 tactical ISR, small-footprint workhorse with 18+ hours of flight time and up to 17 lbs of AI-enabled payloads. Integrator: Expeditionary multi-payload Group 3 ISR, built for U.S. Navy and Marine Corps; can fly up to 27.5 hours with 2,000 nmi range and up to 50lbs of payload across 10 bays. ONE OF THE MOST TRUSTED & REPUTABLE ISR DRONE COMPANIES IN THE INDUSTRY

ARCHER

SKYGRID

NEXT-GENERATION AIRSPACE MANAGEMENT SOLUTION HIGHLY COMPLEMENTARY TO ARCHER'S ZEE

- **AI solution enabling safe integration** of autonomous aircraft into shared airspace via next generation technology
- **Fuses critical datasets** to form a high-fidelity digital model of the airspace for air traffic controllers
- **Delivers advanced automation and decision support tools:** flight plan validation plus automated traffic surveillance, synchronization, deconfliction, and rerouting
- **High assurance technology** backed by robust safety cases, cybersecurity controls, and rigorous engineering
- **Spatial pathfinding algorithms** have calculated collision-free trajectories for 10,000+ simultaneous aircraft in large metropolitan area simulation


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Pos:29.55 mm
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03.30.22PM
7.55
Etl:10 TA:89.00
6.05

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Q2 2026 SHAREHOLDER LETTER | 9

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 10 OTHER HIGHLIGHTS FROM THE QUARTER Unveiled Halo/Thunder: Archer’s Dual-Use Autonomous, Hybrid VTOL Platform With Anduril In July, Archer and Anduril unveiled their jointly-developed autonomous, hybrid VTOL aircraft platform at the Farnborough International Airshow, introduced as Thunder for defense missions and Halo for commercial applications. The two variants share the same airframe, hybrid powertrain and core systems, with configurable payload depending on mission requirements. Announced ZEE, Archer’s AI Foundation Model Purpose-Built For Aviation Archer announced ZEE, its AI foundation model purpose-built for aviation, delivering a unified aviation intelligence platform built on ADS-B, ATC communication, maps and charts, aircraft state, terrain and weather data. The foundation model is designed to work both offline, on-device and as a server-hosted solution, critical for use in a wide range of aviation environments from air taxis and UASs to commercial airlines and air traffic management. Completed City-to-City Midnight Flights In Preparation for eIPP Operations In July, Archer's Midnight aircraft completed a piloted round trip journey between Salinas Municipal Airport and Monterey Regional Airport, with each leg completed in approximately nine minutes compared to over 35 minutes by car. The flight was executed in close coordination with the FAA and marks a critical step toward Archer launching Midnight operations later this year under the eIPP.

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UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 12 Archer Halo Anduril Thunder

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 13 Archer Halo Anduril Thunder unveil presentation at Farnborough International Airshow Archer Halo Archer Halo

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 14 Farnborough International Airshow, Archer Chalet

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 15 Farnborough International Airshow

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 16 Recent Midnight flight test

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 17 Archer Zee predicting real-time aircraft trajectories Archer x BETA | ACES Infrastructure Consortium

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 18 Archer’s ZEE showcasing real-time aircraft trajectories prediction capabilities

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 19 Forward-Looking Statements & Disclaimers This shareholder letter contains forward-looking statements under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements include those regarding the design, safety, target specifications, and use cases of its aircraft and technologies; pace of design and regulatory progress; the timing, phasing, geographic scope and planned operations under the eIPP; its ability to timely develop, certify, test, manufacture and commercialize its aircraft and technologies, or its ability to do so at all; infrastructure development; the expected timing and structure of the proposed acquisition and transactions with Boeing (the “Transactions”); the ability of the parties to complete the Transactions; the expected benefits of the Transactions, including future financial and operating results and strategic benefits; development of its hybrid aircraft and defense programs; timing and ability to win a defense program award; expansion of its planned business lines and development of new business opportunities; and plans and anticipated benefits of acquisitions, strategic investments, partnerships and collaborations with third parties. In addition, this document refers to agreements that remain conditional, subject to the future execution of definitive agreements and the satisfaction of certain conditions. Such agreements may not be completed or may contain different terms than those currently contemplated. In some cases, forward-looking statements can be identified by terms such as "may," "will," "appears," “should," "expects,”plans," "anticipates," "could," "intends," "target," "projects,” contemplates," "believes," "estimates,” “predicts,” ”potential,ˮ or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Companyʼs actual results, performance, or achievements to differ materially from results expressed or implied in this letter. Investors are cautioned not to place undue reliance on these statements, and reported results should not be considered as an indication of future performance. Some statements relate to agreements that are conditional on execution of definitive agreements and satisfaction of certain requirements. These agreements may not be completed or could differ materially from current expectations. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, manufacture, and commercialize our aircraft; risks associated with indicative orders from certain third parties for our aircraft, which are subject to the satisfaction of certain conditions and/or further negotiation and reaching mutual agreement on certain material terms, and the risk that such parties cancel such orders or never place them; the early nature of our defense program and our ability to win bids to develop defense aircraft and technologies; government spend for the air traffic control system; our ability to market eVTOL aircraft, attract customers and compete with existing and new competitors in existing and new markets; risks related to infrastructure development, vertiport availability, airspace integration, and municipal permits; ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; ability to timely achieve business milestones, or at all, such as scaling manufacturing while maintaining quality, reliability, safety and regulatory compliance; our dependence on suppliers for aircraft parts and components; tariffs, export controls or other trade restrictions; natural disasters, public health outbreaks, economic, social, weather, growth constraints or other circumstances affecting metropolitan areas; the potential for losses and adverse publicity stemming from any aircraft accidents, especially those involving electric aircraft or lithium-ion batteries, or our test flights; risks associated with indexed price escalation clauses in aircraft contracts; ability to hire, train, and retain key and highly specialized technical and operational personnel litigation, including intellectual property claims; capital market volatility and access to financing on acceptable terms; federal government shutdown; and cybersecurity risks. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, manufacture, and commercialize our aircraft; risks associated with indicative orders from certain third parties for our aircraft, which are subject to the satisfaction of certain conditions and/or further negotiation and reaching mutual agreement on certain material terms, and the risk that such parties cancel such orders or never place them; the early nature of our defense program and our ability to win bids to develop defense aircraft and technologies;

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 20 Forward-Looking Statements & Disclaimers (continued) government spend for the air traffic control system; our ability to market eVTOL aircraft, attract customers and compete with existing and new competitors in existing and new markets; risks related to infrastructure development, vertiport availability, airspace integration, and municipal permits; ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; ability to timely achieve business milestones, or at all, such as scaling manufacturing while maintaining quality, reliability, safety and regulatory compliance; our dependence on suppliers for aircraft parts and components; tariffs, export controls or other trade restrictions; natural disasters, public health outbreaks, economic, social, weather, growth constraints or other circumstances affecting metropolitan areas; the potential for losses and adverse publicity stemming from any aircraft accidents, especially those involving electric aircraft or lithium-ion batteries, or our test flights; risks associated with indexed price escalation clauses in aircraft contracts; ability to hire, train, and retain key and highly specialized technical and operational personnel; litigation, including intellectual property claims; capital market volatility and access to financing on acceptable terms; federal government shutdown; and cybersecurity risks. Additional risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our filings with the Securities and Exchange Commission ("SEC"), including our most recent Annual Report on Form 10-K, which is or will be available on our investor relations website at http://investors.archer.com and on the SEC website at www.sec.gov. In addition, please note that any forward-looking statements contained herein are based on current expectations and assumptions that Archer believes to be reasonable as of the date of this shareholder letter. Archer undertakes no obligation to update these statements as a result of new information or future events.

UNLOCK THE SKIES Q2 2026 SHAREHOLDER LETTER | 21